                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                March 25, 2003

                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                                  1-8865
----------------------------------  ----------------------------------
(State or Other Jurisdiction             (Commission File Number)
      of Incorporation)

                               88-0200415
                        ----------------------
                             (IRS Employer
                          Identification No.)

         2724 North Tenaya Way
             Las Vegas, Nevada                                 89128
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (702) 242-7000

                        Item 9. Regulation FD Disclosure

On  Wednesday,  March 26, 2003,  members of senior  management  of Sierra Health
Services,  Inc.,  or  Sierra,  are  scheduled  to present at the Banc of America
Securities Healthcare Conference in Las Vegas, Nevada.  Sierra's presentation is expected to begin at approximately  12:45 p.m. Pacific Time or 3:45 p.m. Eastern
Time.  Investors,  analysts and the general  public are invited to listen to the audio  portion  of the  presentation  free over the  Internet  by  visiting  the
'Investors'  page of our  website  at  www.sierrahealth.com  and then  click the
'Webcasts' link.

Anyone listening to the Sierra management presentations will be presumed to have read Sierra's  Annual Report on Form 10-K for the year ended  December 31, 2002, which was filed with the Securities  and Exchange  Commission on March 25, 2003,
and Quarterly  Reports on Form 10-Q for the periods  ended March 31, 2002,  June
30, 2002 and  September  30, 2002.  In addition,  an archive of Sierra's  fourth quarter,  2002  earnings  call,  originally  broadcast  on January  30,  2003 is available  on the  webcasts  link on the  investors  page of  Sierra's  website.
Listeners should review cautionary statements under "Management's Discussion and
Analysis of Financial Condition and Results of Operations."

Any statements made or issued that are not historical facts are  forward-looking and should be  considered  in  connection  with  certain  cautionary  statements contained  in our Annual  Reports on Form 10-K for the year ended  December  31,
2002. Such  statements are made pursuant to the "safe harbor"  provisions of the
Private  Securities  Litigation  Reform Act of 1995 and identify  important risk factors  that could  cause our actual  results to differ  materially  from those expressed in any projected,  estimated or forward-looking statements relating to
Sierra.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                           SIERRA HEALTH SERVICES, INC.
                                    --------------------------------------------
                                           (Registrant)

Date:  March 25, 2003                      /S/ PAUL H. PALMER
                                    --------------------------------------------
                                           Paul H. Palmer
                                           Senior Vice President
                                           Chief Financial Officer and Treasurer
                                           (Chief Accounting Officer)